SECOND AMENDMENT

               SECOND AMENDMENT, dated as of April 24, 1995 (this "Amendment"), to the Amended and Restated Credit and Guarantee Agreement, dated as of August 30, 1994 (as amended, supplemented or otherwise modified, the "Credit Agreement"), among Marvel Entertainment Group, Inc. (the "Company"), Fleer Corp. ("Fleer"), the financial institutions parties thereto (the "Banks"), the co-agents named therein and Chemical Bank, as administrative agent (in such capacity, the "Administrative Agent") for the Banks.

                            W I T N E S S E T H:

               WHEREAS, the Company, Fleer, the Banks and the Administrative Agent are parties to the Credit Agreement;

               WHEREAS, the Company and Fleer have requested that the Credit Agreement be amended as provided herein; and

               WHEREAS, the Administrative Agent and the Banks are willing to so amend the Credit Agreement, subject to the conditions set forth herein;

               NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Company, Fleer, the Required Banks and the Administrative Agent hereby agree as follows:

               1. Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement shall have such meanings when used herein.

               2. Amendment of Subsection 1.1. Subsection 1.1 of the Credit Agreement is hereby amended by (a) deleting the defined terms "Annualized Consolidated Interest Expense", "Annualized Consolidated Operating Cash Flow", "Applicable Margin", "Capital Expenditures", "Cash Flow Recapture Amount", "Consolidated Operating Cash Flow", "Cross Default", "Excess Cash Flow", "Net Proceeds Event", "Senior Unsecured Notes", "Subsidiary" and "Total Debt" in their entirety and (b) adding the following new defined terms in correct alphabetical order:

               "`AcquisitionCo' shall mean Fleer Acquisition Corp., a Delaware corporation and a wholly owned Subsidiary of Fleer;

               `Acquisition Facility' shall mean the Credit and Guarantee Agreement, dated as of April 24, 1995, among the Company, Fleer, the financial institutions parties thereto, the co-agents named therein and Chemical Bank, as administrative agent, as the same may be amended, supplemented, restated or otherwise modified from time to time;

               `Annualized Consolidated Interest Expense' shall mean Consolidated Interest Expense for any period of four consecutive fiscal quarters; provided that, in calculating Annualized Consolidated Interest Expense, Toy Biz and its Subsidiaries shall be deemed wholly owned Subsidiaries of the Company, except that only the Equity Percentage of the Annualized Consolidated Interest Expense of Toy Biz and its Subsidiaries shall be included in the calculation of Annualized Consolidated Interest Expense of the Company and its Subsidiaries;

               `Annualized Consolidated Operating Cash Flow' shall mean Consolidated Operating Cash Flow for any period of four consecutive fiscal quarters; provided that in calculating Annualized Consolidated Operating Cash Flow for purposes of calculating the Leverage Ratio, SkyBox and its Subsidiaries, Panini and its Subsidiaries and any other Person that is acquired by the Company, Fleer, Toy Biz or any of their Subsidiaries after the Second Amendment Effective Date and such Person's Subsidiaries shall be deemed consolidated Subsidiaries of the Company on a pro forma basis for the entire period for which such calculation is made if at any time during such period SkyBox and its Subsidiaries, Panini and its Subsidiaries and any such other Person and its Subsidiaries, as the case may be, are consolidated Subsidiaries of the Company; and provided, further, that, in calculating Annualized Consolidated Operating Cash Flow, Toy Biz and its Subsidiaries shall be deemed to be wholly owned Subsidiaries of the Company, except that only the Equity Percentage of the Annualized Consolidated Operating Cash Flow of Toy Biz and its Subsidiaries shall be included in the calculation of the Annualized Consolidated Operating Cash Flow of the Company and its Subsidiaries;

               `Applicable Margin' shall mean for the period commencing with the Closing Date and each subsequent Adjustment Date, as the case may be, and ending on the day immediately preceding the next succeeding Adjustment Date, the rate per annum for the relevant type of Loan set forth opposite such period:

                          Period            Alternate    Eurodollar
                                            Base Rate    Loan
                                              Loan

                  Leverage Ratio is greater     1%       2%
                  than or equal to 4.5 to
                  1.0

                  Leverage Ratio is less      3/4 of   1-3/4%
                  than 4.5 to 1.0, but          1%
                  greater than or equal to
                  4.0 to 1.0

                  Leverage Ratio is less      1/2 of   1-1/2%
                  than 4.0 to 1.0 but           1%
                  greater than or equal to
                  3.5 to 1.0

                  Leverage Ratio is less      1/4 of   1-1/4%
                  than 3.5 to 1.0 but           1%
                  greater than or equal to
                  3.0 to 1.0

                  Leverage Ratio is less        0%       1%
                  than 3.0 to 1.0 but
                  greater than or equal to
                  2.5 to 1.0
                  Leverage Ratio is less        0%     7/8 of
                  than 2.5 to 1.0 but                    1%
                  greater than or equal to
                  2.0 to 1.0

                  Leverage Ratio is less        0%     3/4 of
                  than 2.0 to 1.0 but                    1%
                  greater than or equal to
                  1.5 to 1.0
                  Leverage Ratio is less        0%     5/8 of
                  than 1.5 to 1.0                        1%

          ; provided, however, that in the event that the financial statements required to be delivered pursuant to subsection 7.1(a) through (d), as applicable, are not delivered when due, then during the period from the date upon which such financial statements were required to be delivered until two Business Days following the date upon which they actually are delivered, the Leverage Ratio shall be deemed for purposes of this definition to be greater than 4.5 to 1.0;

               `Capital Expenditures' for any period, shall mean all amounts that would, in accordance with GAAP, be set forth as `capital expenditures' on the consolidated statement of cash flows of the Company and its consolidated Subsidiaries for such period; provided that Capital Expenditures shall not include Capital Expenditures of Adespan in an aggregate amount from the Closing Date up to Italian Lire 35,000,000,000 to the extent that such Capital Expenditures are financed with the proceeds of Indebtedness the lenders of which have no recourse to the Company and its Subsidiaries or any assets thereof, other than the property, plant and equipment of Adespan which is being financed with such Indebtedness;

               `Cash Flow Recapture Amount' shall mean with respect to each fiscal year of the Company, (a) if the Leverage Ratio as of the last day of such fiscal year shall be greater than
          2.0 to 1.0, 50% of Excess Cash Flow for such fiscal year, and (b) if the Leverage Ratio as of the last day of such fiscal year shall be equal to or less than 2.0 to 1.0, 25% of Excess Cash Flow for such fiscal year;

               `Consolidated Operating Cash Flow' for any fiscal period of the Company shall mean the Consolidated Net Income or Consolidated Net Loss, as the case may be, for such fiscal period, (a) after restoring thereto amounts deducted for (i) extraordinary losses, (ii) depreciation and amortization (including write-offs or write-downs of amortizable and depreciable items), (iii) Consolidated Interest Expense and (iv) taxes accrued with respect to such fiscal period and (b) after deducting therefrom (i) extraordinary gains (which extraordinary items of gain shall include, whether or not so includable in accordance with GAAP, any item of gain resulting from the sale, lease or other disposition of any principal property of the Company or any of its Subsidiaries or the stock of any Subsidiary of the Company) and (ii) the portion of net income of the Company and its Subsidiaries allocable to interests in unconsolidated Persons to the extent that cash dividends or distributions in respect of such portion of net income have not actually been received by the Company or any of its Subsidiaries; provided that, in calculating Consolidated Operating Cash Flow for all purposes, only amounts derived from continuing operations, and not from any assets which are held for disposition, of the Company and its Subsidiaries shall be included in the calculation of Consolidated Operating Cash Flow; and provided, further, that in calculating Consolidated Operating Cash Flow for purposes of calculating Excess Cash Flow, Toy Biz shall be deemed an unconsolidated Person for purposes of clause
          (b)(ii) of this definition;

               `Cross Default' of any Person shall mean (a) default in the payment of any amount when due (whether at maturity or by acceleration) on any of its Indebtedness (other than any such default in respect of the Loans or the Notes) or in the payment of any matured Contingent Obligation in respect of any Indebtedness of any other Person (except for any such payments on account of any such Indebtedness and Contingent Obligations in an aggregate principal amount at any one time outstanding of up to $5,000,000) or (b) default (other than any default arising solely out of the Company's, or any of its Subsidiaries', violation of any covenant in any way restricting the Company's, or any Subsidiary's, right or ability to sell, pledge or otherwise dispose of Unrestricted Margin Stock) in the observance or performance of any other agreement or condition relating to any such Indebtedness (except for any such Indebtedness and Contingent Obligations in an aggregate principal amount at any one time outstanding of up to $5,000,000) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Indebtedness (except for any such Indebtedness in an aggregate principal amount at any one time outstanding of up to $5,000,000) to become due or to be required to be redeemed or repurchased prior to its stated maturity;

               `Excess Cash Flow' for any fiscal year shall mean with respect to the Company and its Subsidiaries, Consolidated Operating Cash Flow for such fiscal year minus the sum of
          (a) Consolidated Interest Expense, (b) the principal amount of the Term Loans, the Local Loan, and the `Loans' (as defined in the Acquisition Facility) paid during such fiscal year, the amount of any payments scheduled to be made during such period of principal of any other Indebtedness permitted under subsection 8.2 made during such fiscal year and, to the extent such payment was accompanied by a reduction of the Revolving Credit Commitments in at least a like amount (or, in the case of the 1994 and 1995 fiscal years, any Revolver Reduction Amount as of December 31 of such year), the principal amount of the Revolving Credit Loans paid during such fiscal year, (c) taxes paid in cash or (without duplication) accrued with respect to such fiscal year, (d) amounts paid in cash during such period in respect of investments permitted by subsection 8.8(e) and Capital Expenditures permitted hereunder to the extent such investments and Capital Expenditures are not financed with the proceeds of Indebtedness (other than Indebtedness hereunder), (e) any net increase (or plus any net decrease) in the Working Capital of the Company and its Subsidiaries during such fiscal year and (f) extraordinary losses;

               `Margin Stock' shall have the meaning assigned to such term in Regulation U (including, so long as the same constitute Margin Stock under Regulation U, common stock of Skybox);

               `Net Proceeds' shall mean, with respect to any Net Proceeds Event, (a) the gross cash consideration, and all cash proceeds (as and when received) of non-cash consideration (including, without limitation, any such cash proceeds in the nature of principal and interest payments on account of promissory notes or similar obligations), received by the Company and its Subsidiaries in connection with such Net Proceeds Event, minus (b) the sum, without duplication, of:

                    (i) for all Net Proceeds Events contemplated by clause (b) or (c) of the definition of such term, any taxes which are paid or actually payable to any federal, state, local or foreign taxing authority by the Company and its Subsidiaries and are directly attributable to the receipt of such Net Proceeds;

                    (ii)  the amount of fees and commissions
               (including reasonable investment banking fees), legal, accounting, consulting, survey, title and recording tax expenses and other costs and expenses directly incident to such Net Proceeds Event which are paid or payable by the Company and its Subsidiaries, other than fees and commissions (including, without limitation, consulting and financial services fees) paid or payable to Affiliates and Subsidiaries of the Company (or officers or employees of the Company or any of its Affiliates or Subsidiaries); and

                    (iii) for all Net Proceeds Events contemplated by clause (c) of the definition of such term, the amount of liabilities (other than intercompany liabilities or liabilities owing to any Affiliate or Subsidiary of the Company and other than any liabilities owing under subsection 3.2 of the Acquisition Facility), if any, which are required to be repaid by the Company or any of its Subsidiaries at the time or as a result of such Net Proceeds Event out of the proceeds thereof;

               `Net Proceeds Event' shall mean (a) the incurrence by the Company or any of its Subsidiaries of any Indebtedness (other than Indebtedness permitted pursuant to subsection 8.2, except for the incurrence of Indebtedness permitted by subsection 8.2(h) which will constitute a Net Proceeds Event for purposes hereof), (b) the issuance of any equity securities by the Company or any of its Subsidiaries to any Person other than the Company or any of its Subsidiaries (other than equity securities issued pursuant to any employee stock option plan) and (c) any Asset Sale by the Company or any of its Subsidiaries (other than Asset Sales permitted pursuant to subsection 8.6 as in effect as of the Second Amendment Effective Date, except for Asset Sales pursuant to subsection 8.6(e) which will constitute Net Proceeds Events for purposes hereof);

               `New Loan' shall mean the `Loans' as such term is defined in the Acquisition Facility;

               `Regulation U' shall mean Regulation U of the Board of Governors of the Federal Reserve System;

               `Restricted Margin Stock' shall mean Margin Stock owned by the Company or any of its Subsidiaries which represents not more than 25% of the aggregate value (determined in accordance with Regulation U), on a consolidated basis, of the sum of (a) the property and assets of the Company and its Subsidiaries (other than any Margin Stock) plus (b) such Margin Stock;

               `Second Amendment Effective Date' shall mean the date on which the Second Amendment, dated as of April 24, 1995, to this Agreement becomes effective;

               `Shares' shall mean the issued and outstanding shares of common stock of SkyBox;

               `SkyBox' shall mean SkyBox International, Inc., a
          Delaware corporation;

               `SkyBox Merger' shall mean the merger of AcquisitionCo and SkyBox in accordance with the Agreement and Plan of Merger, dated as of March 8, 1995, among the Company, Fleer, AcquisitionCo and SkyBox;

               `Subsidiary' of any Person shall mean a corporation or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person; unless otherwise qualified, all references to a `Subsidiary' or to `Subsidiaries' in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company and all references to a `wholly owned Subsidiary' in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company of which the Company directly or indirectly owns all of the capital stock (other than directors' qualifying shares); provided that, except to the extent specifically provided for herein, Toy Biz shall not be a Subsidiary of the Company or Fleer for any purpose hereunder including, without limitation, for purposes of all definitions in this subsection 1.1;

               `Tender Offer' shall mean the tender offer by AcquisitionCo for all of the Shares at a price of $16 per share;

               `Tendered Shares' shall mean the Shares which have been purchased by AcquisitionCo pursuant to the Tender Offer;

               `Total Debt' at any time, shall mean the sum (without duplication) of (a) the aggregate principal amount of all outstanding Indebtedness of the Company and its Subsidiaries and (b) all outstanding Contingent Obligations of the Company and its Subsidiaries in respect of Indebtedness of Persons other than the Company or any of its Subsidiaries; provided that, in calculating Total Debt, Toy Biz and its Subsidiaries shall be deemed to be Subsidiaries of the Company, except that only the Equity Percentage of (i) the Indebtedness of Toy Biz and its Subsidiaries and (ii) Contingent Obligations of Toy Biz and its Subsidiaries shall be included in the calculation of Total Debt;

               `Unrestricted Margin Stock' shall mean any Margin Stock which is not Restricted Margin Stock;"

               3. Amendment of Subsection 3.4. Subsection 3.4 of the Credit Agreement is hereby amended by deleting the reference "and
     (c)" contained therein and substituting in lieu thereof the phrase ", (c) to provide financing for obligations relating to the purchase of the Tendered Shares and the SkyBox Merger (to the extent the Revolving Credit Loans have been prepaid with the proceeds of the Acquisition Facility) and (d)".

               4. Amendment of Subsection 4.3. Paragraphs (d) through (h) of subsection 4.3 of the Credit Agreement are hereby amended by deleting them in their entirety and substituting in lieu thereof the following:

               "(d) Fleer shall promptly (and, in any event, within one Business Day following receipt thereof by the Company or any of its Subsidiaries) repay the New Loans and the Local Loan, and reduce the Revolving Credit Commitments, by the amount equal to the Net Proceeds received by the Company and its Subsidiaries from each Net Proceeds Event (other than the portion of the Net Proceeds from the sale or issuance of Adespan capital stock pursuant to subsection 8.6(e)), with such repayment of the New Loans and the Local Loan, and such reduction of the Revolving Credit Commitments, being made in accordance with the provisions of subsection 4.3(h).

               (e) Fleer shall promptly (and in any event within one Business Day following receipt thereof by the Company or any of its Subsidiaries) apply the Net Proceeds from the sale or issuance of Adespan capital stock as follows:

                    (i) to the extent that the amount of such Net Proceeds received by the Company and its Subsidiaries since the Closing Date is greater than or equal to Italian Lire 35,000,000,000 (or the equivalent amount thereof) (provided that such amount shall be reduced by an amount equal to the Indebtedness permitted pursuant to subsection 8.2(k) which is incurred by the Company and its Subsidiaries), apply such excess Net Proceeds to prepay the New Loans and the Local Loan in accordance with the provisions of subsection 4.3(h); and

                   (ii) to the extent that the amount of such Net Proceeds received by the Company and its Subsidiaries since the Closing Date is less than Italian Lire 35,000,000,000 (or the equivalent amount thereof) (provided that such amount shall be reduced by an amount equal to the Indebtedness permitted pursuant to subsection 8.2(k) which is incurred by the Company and its Subsidiaries) and such amount is not immediately being utilized to finance Capital Expenditures of Adespan which are not prohibited by the terms of this Agreement, apply such amount of Net Proceeds (A) until used to finance such Capital Expenditures of Adespan, to cash collateralize the Payment Obligations and the "Payment Obligations" under the Acquisition Facility upon the terms and subject to conditions reasonably satisfactory to the Administrative Agent , (B) until used to finance such Capital Expenditures of Adespan, to temporarily prepay the Revolving Credit Loans or
               (C) to prepay the New Loans, the Local Loan and the Revolving Credit Loans in accordance with the provisions of subsection 4.3(h); provided that, to the extent that amounts applied to repay Revolving Credit Loans or used to cash collateralize the Payment Obligations and the "Payment Obligations" under the Acquisition Facility pursuant to this subsection 4.3(e)(ii) are not used to finance Capital Expenditures of Adespan within one year following the date of receipt, Fleer shall apply the amount equal to such unused amount to prepay the New Loans and the Local Loan in accordance with the provisions of subsection 4.3(h).

               (f) Fleer shall prepay the New Loans and the Local Loan, and reduce the Revolving Credit Commitments, within one Business Day following delivery of the certificate referenced in subsection 7.2(a) by the amount equal to the lesser of (i) the Cash Flow Recapture Amount for the fiscal year covered by such certificate and (ii) the amount equal to the sum of the aggregate outstanding principal amount of the New Loans and the Local Loan and amount of the Aggregate Revolving Credit Commitment, with such repayment of New Loans and the Local Loan, and reduction of the Revolving Credit Commitments, being made in accordance with the provisions of subsection 4.3(h); provided, however, if from the Second Amendment Effective Date Fleer shall have prepaid an aggregate of $100,000,000 in principal amount of the New Loans pursuant to this subsection 4.3(f), then Fleer shall have no obligation to prepay the New Loans and the Local Loan, nor to reduce the Revolving Credit Commitments, pursuant to this subsection 4.3(f).

               (g) If, as a result of the making of any payment required to be made pursuant to this subsection 4.3, Fleer would incur costs pursuant to subsection 4.9, it may deposit the amount of such payment with the Administrative Agent, for the benefit of the Banks, in a cash collateral account, until the end of the applicable Interest Period at which time such payment shall be made. Fleer hereby grants to the Administrative Agent, for the benefit of the Banks, a security interest in all amounts from time to time on deposit in such cash collateral account and expressly waives all rights (which rights Fleer hereby acknowledges and agrees are vested exclusively in the Administrative Agent) to exercise dominion or control over any such amounts.

               (h) Prepayments made pursuant to this subsection 4.3 (other than any prepayment required in connection with a reduction of the Aggregate Revolving Credit Commitment pursuant to subsection 4.3(a)) shall be applied:

               first, to the prepayment of the New Loans and (if Fleer so elects) the Local Loan, with such prepayment being applied to the then remaining installments of principal thereof in the inverse order of their scheduled maturities; provided, however, that if Fleer elects to apply a portion of such prepayment to the Local Loan, the portion so applied shall not exceed the amount equal to the percentage of the aggregate amount of such prepayment which the Local Loan then constitutes of the sum of the New Loans and the Local Loan;

               second, to the prepayment of the Local Loans, with such prepayment being applied to the then remaining installments of principal thereof in inverse order of their scheduled maturities; and

               third, to reduce permanently the Revolving Credit
          Commitments.

          Unless Fleer otherwise elects, the application of prepayments referred to in the preceding sentence shall be made first to Alternate Base Rate Loans and second to Eurodollar Loans.

               (i) Fleer shall prepay the Term Loans in full with proceeds of the New Loans on the date Fleer receives such proceeds."

               5. Amendment of Subsection 5.8. Subsection 5.8 of the Credit Agreement is hereby amended by deleting the last sentence contained herein as substituting in lieu thereof the following sentence:

          "The obligations of the Company and each of its Subsidiaries and each Commonly Controlled Entity for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefits plans (as defined in Section 3(l) of ERISA) are not reasonably likely to have a Material Adverse Effect, when aggregated with their obligations with respect to the Unfunded Pension Amount and the Potential Withdrawal Liability."

               6. Amendment of Subsection 8.1(a) and (b). Subsection 8.1(a) and (b) of the Credit Agreement is hereby amended by deleting each such paragraph in its entirety and substituting in lieu thereof the following:

               "(a) Leverage. Permit the Leverage Ratio as of the last day of any fiscal quarter to occur during a period set forth below to exceed the ratio set forth below opposite such period:

                    Period                      Ratio

               04/01/95 - 12/31/95           5.00 to 1.00
               01/01/96 - 06/30/96           4.50 to 1.00
               07/01/96 - 12/31/96           4.00 to 1.00
               01/01/97 - thereafter         3.50 to 1.00

               (b) Interest Coverage. Permit the Interest Coverage Ratio as of the last day of any fiscal quarter to occur during a period set forth below to be less than the ratio set forth below opposite such period:

                    Period                      Ratio

               04/01/95 - 12/31/95           2.50 to 1.00
               01/01/96 - 06/30/96           2.75 to 1.00
               07/01/96 - 12/31/96           3.00 to 1.00
               01/01/97 - 12/31/97           3.50 to 1.00
               01/01/98 - thereafter         4.00 to 1.00"

               7. Amendment of Subsection 8.2. Subsection 8.2 of the Credit Agreement is hereby amended by (a) deleting the reference "and (ii)" contained in the third line of paragraph (e) thereof and substituting in lieu thereof the reference ", (ii)", (b) adding the phrase "and (iii) obligations in connection with its licensing agreements" immediately following the word "Trademarks" contained in the fifth line of paragraph (e) thereof, (c) deleting the amount "$2,000,000" contained in the last line of paragraph (e) thereof and substituting in lieu thereof the amount "$5,000,000", (d) deleting the phrase "(other than the Senior Unsecured Notes)" contained in paragraph (h) thereof, (e) deleting the phrase "the Senior Unsecured Notes and" contained in paragraph (i) thereof, (f) deleting the amount "Italian Lire 24,000,000,000" contained in clause (i) of paragraph (k) thereof and substituting in lieu thereof the amount "Italian Lire 35,000,000,000", (g) adding the phrase "and provided, further, that such Indebtedness shall not be included in the calculation of compliance with subsection 8.1" at the end of the proviso contained in paragraph (k) thereof, (h) deleting the word "and" at the end of paragraphs (k) and (l) thereof, (i) deleting the period at the end of paragraph (m) thereof and substituting in lieu thereof the phrase "; and" and (j) adding the following new paragraph to the end thereof:

               "(n) Indebtedness not to exceed $350,000,000 under the Acquisition Facility of which (i) $200,000,000 shall be available upon the Second Amendment Effective Date for general corporate purposes of the Company and its Subsidiaries and (ii) the remaining $150,000,000 shall be available on the date of acceptance of the Tendered Shares pursuant to the Tender Offer; provided that in the case of this clause (ii) (A) not less than a majority of the issued and outstanding Shares (on a fully diluted basis) shall have been validly tendered pursuant to the Tender Offer and accepted for payment by AcquisitionCo and (B) the price to be paid for Shares tendered pursuant to the Tender Offer shall not be more than $16 per Share."

               8. Amendment of Subsection 8.3. Subsection 8.3 of the Credit Agreement is hereby amended by (a) deleting the word "and" at the end of paragraph (q) thereof, (b) deleting the period at the end of paragraph (r) thereof and substituting in lieu thereof the phrase "; and" and (c) adding the following new paragraph to the end thereof:

               "(s)  Liens on Unrestricted Margin Stock.

               9. Amendment of Subsection 8.4. Subsection 8.4 of the Credit Agreement is hereby amended by (a) deleting the word "and" at the end of paragraph (h) thereof, (b) deleting the period at the end of paragraph (g) thereof and substituting in lieu thereof a semicolon and (c) adding the following new paragraphs at the end thereof:

               "(h) the guarantee of the Company contained in the Acquisition Facility; and

               (i) the AcquisitionCo Guarantee (as defined in the Acquisition Facility) and any other guarantees provided by Subsidiaries of the Company pursuant to subsection 6.3 of the Acquisition Facility."

               10. Amendment of Subsection 8.5. Subsection 8.5 of the Credit Agreement is hereby amended by (a) deleting the word "and" at the end of paragraph (c) thereof, (b) deleting the period at the end of paragraph (d) thereof and substituting in lieu thereof a semicolon and (c) adding the following new paragraphs at the end thereof:

               "(e)  the SkyBox Merger may be consummated;

               (f) the Company and its Subsidiaries may sell or otherwise dispose of Unrestricted Margin Stock; and

               (g) the Company and its Subsidiaries may sell, transfer or otherwise dispose of the confections business of the Company."

               11. Amendment of Subsection 8.6. Subsection 8.6 of the Credit Agreement is hereby amended by (a) deleting the word "and" at the end of paragraph (e) thereof, (b) deleting the period at the end of paragraph (f) thereof and substituting in lieu thereof a semicolon and (c) adding the following new paragraphs to the end thereof:

               "(g) the sale and other disposition of Unrestricted Margin Stock; and

               (h) the sale, transfer or other disposition to any Person of all or any part of the confections business of the Company."

               12. Amendment of Subsection 8.8. Subsection 8.8 of the Credit Agreement is hereby amended by (a) deleting the period at the end of paragraph (e) thereof and inserting in lieu thereof the reference "; and" and (b) adding the following new paragraph at the end thereof:

               "(f) AcquisitionCo may purchase the Tendered Shares and the SkyBox Merger may be consummated."

               13. Amendment of Subsection 8.13. Subsection 8.13 of the Credit Agreement is hereby amended by deleting the amount "Italian Lire 24,000,000,000" contained therein and substituting in lieu thereof the amount "Italian Lire 35,000,000,000".

               14. Amendment of Subsection 9.3. Subsection 9.3 of the Credit Agreement is hereby amended by deleting it in its entirety and substituting in lieu thereof the following new subsection:

               "9.3 No Subrogation. Notwithstanding any payment or payments made by the Company hereunder, or any set-off or application of funds of the Company by the Administrative Agent or any Bank, the Company shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Bank against Fleer or against any collateral security or guarantee or right of offset held by the Administrative Agent or any Bank for the payment of the Fleer Obligations, nor shall the Company seek or be entitled to seek any contribution or reimbursement from Fleer in respect of payments made by the Company hereunder, until the Payment Obligations owing to the Administrative Agent and the Banks by Fleer have been Fully Satisfied. If any amount shall be paid to the Company on account of such subrogation rights at any time when all of the Payment Obligations shall not have been Fully Satisfied, such amount shall be held by the Company in trust for the Administrative Agent and the Banks, segregated from other funds of the Company, and shall, forthwith upon receipt by the Company, be turned over to the Administrative Agent in the exact form received by the Company (duly indorsed by the Company to the Administrative Agent, if required), to be applied against the Fleer Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine."

               15. Agreement Relating to Local Loan. Each of the Company, the Local Lender, Panini S.p.A. (successor by merger to Marvel Comics Italia, S.r.l.) and the Majority Participants (as defined in the Participation Agreement, dated as of August 30, 1994 (the "Participation Agreement"), among Istituto Bancario San Paolo di Torino, S.p.A., New York Limited Branch, the financial institutions party thereto and Chemical Bank, as Administrative Agent) hereby agree that, for the purpose of clarification, the reference in subsection 3.2(b) of the Term Loan and Guarantee Agreement, dated as of August 30, 1994, among Panini S.p.A. (successor by merger to Marvel Comics Italia, S.r.l.), the Company and Istituto Bancario San Paolo di Torino, S.p.A. to "subsection 4.3 of the US Credit Agreement and the provisions of
     Section 4.3" refer, in each case, to subsection 4.3 of the Credit Agreement as the same may be modified from time to time, including, without limitation, by this Amendment.

               16. Representations and Warranties. Each of the Company and Fleer hereby confirms, reaffirms and restates the representations and warranties made by it in Section 5 of the Credit Agreement, provided that each reference to the Credit Agreement therein shall be deemed to be a reference to the Credit Agreement after giving effect to this Amendment. The Company represents and warrants that no Default or Event of Default has occurred and is continuing.

               17. Continuing Effect of Credit Agreement. This Amendment shall not constitute a waiver, amendment or modification of any other provision of the Credit Agreement not expressly referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of the Company or Fleer that would require a waiver or consent of the Banks or the Administrative Agent. Except as expressly amended or modified herein, the provisions of the Credit Agreement are and shall remain in full force and effect.

               18. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts and all such counterparts shall be deemed to be one and the same instrument. Each party hereto confirms that any facsimile copy of such party's executed counterpart of this Amendment (or its signature page thereof) shall be deemed to be an executed original thereof.

               19. Effectiveness. This Amendment shall be effective upon receipt by the Administrative Agent of:

          (a) counterparts hereof, duly executed and delivered by the Company, Fleer, the Required Banks and the Majority Participants;

          (b) audited consolidated financial statements of (i) the Company for the fiscal year ended December 31, 1994 and
               (ii) SkyBox for the fiscal years ended December 31, 1993 and 1994;

          (c) preliminary unaudited consolidated pro forma balance sheet of the Company and its Subsidiaries as at March 31, 1995 after giving effect to the Acquisition as at such date; and

          (d) an amendment fee, for the account of each Bank which executed and delivered this Amendment prior to April 26, 1995, in the amount equal to 1/8 of 1% of the sum of its Aggregate Commitment and Participating Interest (as defined in the Participation Agreement).

               20. Consent of the Company. The Company, as guarantor under the Credit Agreement, hereby (a) consents to the transactions contemplated hereby and (b) acknowledges and agrees that the guarantees contained in Section 9 of the Credit Agreement (and all collateral security therefor) are, and shall remain, in full force and effect after giving effect to this Amendment.

               21. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                   MARVEL ENTERTAINMENT GROUP, INC.

                                   By:

                                       Title:

                                   FLEER CORP.

                                   By:

                                       Title:


                                   CHEMICAL BANK, as Administrative
                                   Agent and as a Bank

                                   By:

                                      Title:

                                   THE BANK OF NEW YORK


                                   By:

                                      Title:

                                   THE CHASE MANHATTAN BANK
                                     (NATIONAL ASSOCIATION)


                                   By:

                                      Title:


                                                                    16

                                   CIBC, INC.


                                   By:

                                      Title:

                                   CORESTATES BANK

                                   By:

                                      Title:

                                   CREDIT LYONNAIS NEW YORK BRANCH


                                   By:

                                      Title:

                                   CREDIT LYONNAIS CAYMAN
                                     ISLAND BRANCH

                                   By:

                                      Title:

                                   THE LONG-TERM CREDIT BANK OF
                                     JAPAN, LTD., LOS ANGELES AGENCY

                                   By:

                                      Title:

                                   NATIONSBANK, N.A. (CAROLINAS)


                                   By:

                                      Title:

                                   THE TORONTO-DOMINION BANK


                                   By:

                                      Title:


                                                                    17

                                   BANK OF HAWAII


                                   By:

                                      Title:

                                   THE FIRST NATIONAL BANK OF BOSTON

                                   By:

                                      Title:

                                   CITIBANK, N.A.

                                   By:

                                      Title:

                                   BANK OF AMERICA ILLINOIS

                                   By:

                                      Title:

                                   IBJ SCHRODER BANK & TRUST
                                     COMPANY

                                   By:

                                      Title:

                                   ISTITUTO BANCARIO SAN PAOLO DI
                                     TORINO, S.p.A., NEW YORK
                                     LIMITED BRANCH

                                   By:

                                      Title:

                                   THE NIPPON CREDIT BANK, LTD.

                                   By:

                                      Title:

                                   RESTRUCTURED OBLIGATIONS BACKED
                                     BY SENIOR ASSETS B.V.

                                   By:  ABN Trust Company (Nederland)
                                   B.V., its               Managing
                                   Director

                                   By:

                                      Title:

                                   By:

                                      Title:

                                   THE SUMITOMO BANK, LIMITED, NEW
                                     YORK BRANCH

                                   By:

                                      Title:

                                   UNION BANK

                                   By:

                                      Title:

                                   THE FUJI BANK, LTD. - NEW YORK
                                     BRANCH

                                   By:

                                      Title:

                                   FIRST HAWAIIAN BANK

                                   By:

                                      Title:

                                   FLEET BANK

                                   By:

                                      Title: